UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2022

American Church Mortgage Company

(Exact Name of Registrant as Specified in Charter)

Minnesota	33-87570	41-1793975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10400 Yellow Circle Drive, Suite 102 Minnetonka, Minnesota		55343
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (952 945-9455

10237 Yellow Circle Drive, Minnetonka, Minnesota 55343

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACMC	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2022, American Church Mortgage Company (the “Company”) held its 2022 special meeting of shareholders (the “2022 Special Meeting”). At the 2022 Special Meeting, the matters voted upon, including the number or votes cast for, against or withheld, as well as the number of abstentions and broker–non-votes, as to each such matter were as follows:

Proposal 1: TO APPROVE THE SALE OF SUBSTANTIALLY ALL THE ASSETS OF THE COMPANY pursuant to, and the other transactions contemplated by, the Asset Sale Agreement dated as of May 27, 2022 between the Company and OSK XII, LLC.

	Shares Voted “FOR”	Votes “AGAINST”	Abstain	No Votes	Uncast
Approve the Sale	849,110	7,194	206,743	0	0

Proposal 2: TO APPROVE THE VOLUNTARY LIQUIDATION AND DISSOLUTION OF THE COMPANY pursuant to the proposed Plan of Liquidation and Dissolution (the “Dissolution Proposal”).

	Shares Voted “FOR”	Votes “AGAINST”	Abstain	No Votes	Uncast
Voluntary Liquidation	850,910	53,882	1,100	0	0

Proposal 3: TO GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO ADJOURN the Special Meeting, even if a quorum is present, if necessary or appropriate in the sole discretion of the Board, including to solicit additional proxies if there are insufficient shares present in person or by proxy voting in favor of the Sale and/or the Plan of Dissolution and the Dissolution.

	Shares Voted “FOR”	Votes “AGAINST”	Abstain	No Votes	Uncast
Adjournment	848,034	55,768	2,100	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Church Mortgage Company
Date: June 28, 2022
By /s/ Scott J. Marquis Chief Financial Officer & Treasurer